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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 2003


                         Catalina Marketing Corporation
             (Exact name of registrant as specified in its charter)




                   Delaware                               1-11008                         33-0499007
(State or other jurisdiction of incorporation)    (Commission File Number)    (IRS Employer Identification No.)


                  200 Carillon Parkway                       33716-2325
                St. Petersburg, Florida                      (Zip Code)
        (Address of principal  executive offices)

                                 (727) 579-5000
              (Registrant's telephone number, including area code)



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


Item 4.        Changes in Registrant's Certifying Accountants

On August 20, 2003, Ernst & Young LLP ("E&Y") notified the Company that E&Y was resigning as the Company's independent certified public accountants effective immediately.

E&Y was engaged on May 20, 2002, to conduct an audit of the Company's consolidated financial statements for the year ending March 31, 2003. However, E&Y did not complete its audit of such financial statements prior to its resignation and, therefore, never rendered any report thereon.

From the date of E&Y's engagement through the date of its resignation, there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K, or disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company's consolidated financial statements, except as described below:

E&Y informed the Company's management, its Audit Committee, and its Board of Directors that certain matters had come to E&Y's attention that if further investigated may materially impact the fairness and reliability of previously issued financial statements and the report thereon of predecessor auditors, the previously filed unaudited interim financial statements and the reports thereon, and financial statements to be issued covering subsequent periods. As a result of these matters, E&Y also informed the Company that it was unwilling to be associated with any of the Company's financial statements until these matters were resolved to their satisfaction and would need to expand significantly the scope of its audit.

Specifically, in connection with its audit of the Company's consolidated financial statements for the year ended March 31, 2003, which E&Y commenced but was unable to complete prior to its resignation and prior to the satisfactory resolution of these matters, E&Y raised questions with respect to several matters and whether the accounting for such matters was in accordance with generally accepted accounting principles, as follows: (i) the timing of the Company's accounting for revenues derived from its customer arrangements in the Catalina Health Resource division in light of the discovery by the Company's management of certain agreements with customers that were not reflected in the written agreement and/or appropriately considered in connection with the Company's accounting for the arrangements, and certain other elements of one significant multi-year arrangement, (ii) the timing of the Company's accounting with respect to revenue recognition in the Catalina Health Resource division and the Catalina Manufacturer Services division to the extent that certain customer contracts had not been executed by both parties during the period in which the revenue was first recognized for such contracts, (iii) the timing of the Company's accounting treatment of its customer arrangements in the Catalina Manufacturer Services division and in the Catalina Health Resource division with respect to certain exclusivity rights granted to customers for the contractual periods of its arrangements, (iv) the Company's accounting treatment for certain non-cash transactions in the Catalina Retail Services division, and (v) the Company's disclosure of segment information for financial reporting.

Beginning in June 2003, the Company initiated discussions with the staff of the Securities and Exchange Commission to advise them of certain of these matters. The Company is currently evaluating these matters in order to estimate the amount of changes to its previously filed financial statements and financial statements to be issued covering subsequent periods that will result from the above-described matters. Accordingly, the Company's previously filed financial statements, including the associated audit opinions and review reports of its independent accountants, should not be relied upon until the Company's review is complete.


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The  Company  has  authorized  E&Y to  respond  fully  to any  inquiries  of the successor accountants, when appointed, concerning these matters.

A copy of the letter from E&Y to the Securities and Exchange Commission dated August 25, 2003, stating whether or not it agrees with the above statements is included as Exhibit 16.1 to this report.

The Company's Audit Committee has begun the process of selecting new independent certified public accountants and will file a Form 8-K upon the engagement of a new auditing firm.


Item 7.        Financial Statements and Exhibits

EXHIBIT
NO.            DESCRIPTION OF DOCUMENT
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16*            Letter  from  Ernst & Young LLP to the  Securities  and  Exchange
               Commission dated August 25, 2003

99.1*          Press Release dated August 25, 2003
* filed herewith


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Catalina Marketing Corporation


                                    By:     /s/ Christopher W. Wolf
                                            ------------------------------------
                                            Christopher W. Wolf
                                            Executive Vice President and Chief
                                            Financial Officer


Date:  August 25, 2003


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


                                Index to Exhibits
                                -----------------

EXHIBIT
NO.            DESCRIPTION OF DOCUMENT
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16*            Letter  from  Ernst & Young LLP to the  Securities  and  Exchange
               Commission dated August 25, 2003

99.1*          Press Release dated August 25, 2003
* filed herewith


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